                                                                   Exhibit 10.25

                             CONSULTING AGREEMENT
                             --------------------

     THIS AGREEMENT (the "Agreement") made and entered into as of December , 1999, between Astea International, Inc. (the "Company"), and Zack B. Bergreen ("Consultant").

                                  WITNESSETH:

     WHEREAS, Consultant is the Chairman of the Board of Directors of the Company ("Chairman"), has previously served as its chief executive officer and is currently an employee of the Company; and

     WHEREAS, Consultant will voluntarily separate from active employment with the Company, effective at the close of business on December 31, 1999 (the "Separation Date"), and will continue thereafter as Chairman; and

     WHEREAS, the Company desires to secure the further services of Consultant in the capacity as a consultant to the Company; and

     NOW, THEREFORE, in consideration of the parties' mutual promises and agreements it is agreed as follows:

     1.   Engagement as Consultant.  Consultant agrees to perform consulting
          ------------------------
services, as an independent contractor, as the Company requests and as agreed to by Consultant, at times mutually agreeable to Consultant and the Company; provided, however, that Consultant shall not be obligated to perform services to the extent these services would interfere with Consultant's pursuit of other business interests not inconsistent with the terms of this Agreement. The term of this consulting engagement ("Consulting Term") shall commence on January 1, 2000 and will continue until December 31, 2000.

     2.   Compensation.
          ------------

          A.   Compensation.  The Company shall pay Consultant compensation
               ------------
during the Consulting Term at an annual rate of $354,000, payable at the same times as Consultant's compensation as an employee was payable immediately prior to the Separation Date; provided, however, that upon the acquisition by a third party, by merger, consolidation, purchase or otherwise, of the Company or of all or substantially all of its assets or stock, the compensation payable during the balance of the Consulting Term shall be immediately paid in a lump sum to Consultant. As a member of the Company's Board of Directors, Consultant will receive the same compensation as other non-employee Directors.

          B.   Expense Reimbursement. The Company will reimburse Consultant for
               ---------------------
all reasonable and customary out-of-pocket expenses incurred by him in connection with his performance of services under this Agreement in accordance with the Company's standard policies, practices and procedures. In addition, the Company will provide to Consultant, during the Consulting Term, the same office and secretarial and administrative support as it provided to him as an employee immediately prior to the Separation Date.

          C.   Benefits.  Except as set forth on Exhibit A hereto, the Company
               --------
shall not be required to pay or provide any benefits to Consultant after the Separation Date.

     3.   Mutual Release of Claims.  Effective as of the Separation Date,
          ------------------------
Consultant hereby completely remises, releases, relinquishes, waives and forever discharges the Company, its officers, directors, employees, attorneys, accountants, agents, predecessors, successors (by merger or otherwise), assigns, subsidiaries, affiliates and divisions of and from all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, claims, liabilities and demands whatsoever, in law or in equity, known or unknown, in tort, contract, by statute, negligence (whether by contribution or indemnification) or any other basis for relief, compensatory, punitive or other damages, expenses (including attorneys' fees), reimbursements or costs of any kind which Consultant ever had, now has or may have to the extent arising out of or related to his employment with the Company and its subsidiaries and affiliates or the termination of that employment; provided, however, that nothing contained herein shall release the Company from its obligations under this Agreement and its obligations to indemnify Consultant to the fullest extent permitted by law for his acts and omissions on behalf of the Company. Consultant agrees that he has executed this Release on his own behalf, and also on behalf of his dependants, heirs, executors, legal representatives, successors and assigns. This release includes, but is not limited to, a release of any rights or claims he may have for, or pursuant to, the Pennsylvania Wage Payment and Collection Law or any other state or local wage payment statute, the Age Discrimination in Employment Act (ADEA), Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act (ADA), the Employee Retirement and Income Security Act (ERISA), any other federal, state or local laws or regulations prohibiting employment discrimination, breach of any express or implied contract, wrongful termination or any other tort claims, including claims for attorneys' fees, whether based on common law, or otherwise. Consultant understands, however, that by signing this Release, he does not waive rights to: (a) claims arising under any applicable worker's compensation laws;
(b) any claims which the law states may not be waived; and (c) his vested rights, if any, under the regular employment benefit plans of the Company, in effect as of the date this Agreement.

          The Company hereby completely remises, releases, relinquishes, waives and forever discharges Consultant and his dependents, heirs, executors, agents, legal representatives, successors and assigns, of and from all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, claims and demands whatsoever, in law or equity, known or unknown, in tort, contract, by statute, negligence (whether by contribution or indemnification) or any other basis for relief, compensatory, punitive or other damages, expenses (including attorney's fees), reimbursements or costs of any kind which the Company ever had, now has or may have to the extent arising out of or related to his employment with the Company and its subsidiaries and affiliates or the termination of that employment; provided however, that nothing contained herein shall release Consultant from his obligations under this Agreement. The Company agrees that it has executed this Release on its own behalf, and also on behalf of its subsidiaries, affiliates, divisions, successors (by merger or otherwise) and assigns.

     4.   Effect of Prior Agreements.  This Agreement contains the entire
          --------------------------
understanding between the parties hereto relating to Consultant's services to the Company hereof and supersedes any other prior agreement regarding consulting services between the Company and Consultant.

     5.   General Provisions.
          ------------------

          A.   Nonassignability.  Neither this Agreement nor any right or
               ----------------
interest in it shall be subject, in any manner, to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, by operation of law or otherwise, nor shall it in any way be subject to Consultant's debts, contract, liabilities, engagements or torts, nor shall it be subject to attachment or legal process for or against Consultant. Any attempt to do so shall be void.

          B.   Taxes.  The Company shall withhold all federal, state and local
               -----
taxes that shall be required pursuant to any law or governmental regulation or ruling from the amounts payable to Consultant under Paragraph 2 of this Agreement.

     6.   Modification and Waiver.
          -----------------------

          A.   Amendment of Agreement.  This Agreement may not be modified or
               ----------------------
amended except by a written instrument signed by each of the parties.

          B.   Waiver.  No term or condition of this Agreement shall be deemed
               ------
to have been waived, nor shall any provision of this Agreement be estopped from enforcement, except by written instrument signed by the party charged with the waiver or estoppel.

     7.   Notices.  All  notices or communications shall be in writing,
          -------
addressed as follows:

          To the Company:

               Astea International
               455 Business Center Drive
               Horsham, PA 19044
               Attention: Chief Executive Officer

          To Consultant:

               Zack B. Bergreen
               P.O. Box 488

                                        Gwynedd Valley, PA 19437


All notices shall be conclusively deemed to be received and shall be effective,
(i) if sent by hand delivery, upon receipt, (ii) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission or (iii) if sent by registered or certified mail, on the fifth day after the day on which the notice is mailed.

     8.   Governing Law.  This Agreement has been executed and delivered in,
          -------------
and its validity, interpretation, performance and enforcement shall be governed by, the laws of the State of Pennsylvania.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed by its duly authorized officer and Consultant has signed this Agreement, as of the date above.

                                        ASTEA INTERNATIONAL, INC.



                                        By:_______________________________


                                                    CONSULTANT


                                        __________________________________
                                                 Zack B. Bergreen

                                   EXHIBIT A
                                   ---------


                              Continuing Benefits


     1. During the Consulting Term, and thereafter as long as the Consultant is a member of the Board of Directors of the Company, the Consultant's split-dollar arrangement and benefits arising out of a Split Dollar Agreement dated December 17, 1993 between the Consultant and the Company and related documents (collectively, the "Insurance Agreement") will remain in effect as if the Consultant's employment with the Company had not terminated and notwithstanding anything to the contrary contained in the Insurance Agreement.

     2. Indemnification of the Consultant by the Company for any taxes, interest or penalties arising out of the pending Internal Revenue Service audit of the Company.